UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2010

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2009, Accuride Corporation (the “Company”) and its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  On November 18, 2009, the Debtors initially filed the Joint Plan of Reorganization of the Debtors (as amended and supplemented, the “Plan”) and the related Disclosure Statement with the Bankruptcy Court.  On February 18, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order.

On February 26, 2010 (the “Effective Date”), the Debtors consummated the reorganization contemplated by the Plan and emerged from Chapter 11 bankruptcy proceedings.  On the Effective Date, the Company entered into a number of related transactions and agreements pursuant to the Plan, which included, among others, the resignation of ten members of the Company’s Board of Directors (the “Board”) and the appointment of six new directors to serve on the Board.

Departing Directors

As of the Effective Date, pursuant to the Plan, the following directors departed the Board: Mark D. Dalton, John D. Durrett, Jr., Donald T. Johnson, Donald C. Mueller, Jason H. Neimark, Charles E. Mitchell Rentschler, Donald C. Roof, Thomas V. Taylor, Jr., Brian J. Urbanek and Douglas C. Werking.  Messrs. Rentschler, Roof, and Dalton served on the Audit Committee.  Messrs. Durrett, Johnson and Rentschler served on the Compensation Committee.  Messrs. Durrett and Roof served on the Nominating and Corporate Governance Committee.

Newly Appointed Directors

As of the Effective Date, pursuant to the Plan, the following directors, who had been designated by persons representing the Ad Hoc Committee of  Noteholders, were appointed to the Board:

Michael J. Bevacqua joined Sankaty Advisors, LLC (“Sankaty”) in 1999 and currently is a Managing Director with responsibility for distressed investing and restructurings.  Previously, Mr. Bevacqua was Vice President of First Union Capital Markets, where he worked in the Asset Securitization Group.  Mr. Bevacqua also worked as an Associate in Corporate Finance at NationsBanc Capital Markets and spent four years as an officer in the U.S. Marine Corps.  Mr. Bevacqua holds a B.S. in finance from Ithaca College and an M.B.A. from Pennsylvania State University.

Keith E. Busse has served as the Chairman and CEO of Steel Dynamics, Inc. since 2007.  From 1993 to May 2007, Mr. Busse also served as President and CEO of Steel Dynamics, Inc.  Prior to 1993, Mr. Busse worked for Nucor Corporation for a period of twenty-one years, where he last held the office of Vice President.  Mr. Busse is a co-founder of Steel Dynamics and is also Chairman of the board and a director of Tower Financial Corporation.  From 2008 to 2009 Mr. Busse was the American Iron and Steel Institute (AISI) Chairman and from 2004 to 2005 he served as Chairman of Steel Manufacturing Association.  Mr. Busse has served on the Board of Directors of Tower Financial Corporation, a publicly held bank holding company, since 1998.  He has also served as a Trustee for the University of St. Francis and Tri-State University.  Mr. Busse holds a B.S. in Accounting from International Business College, a B.A. with a major in Business Finance and an Honorary Doctorate Degree in Business from St. Francis College, an M.B.A. from Indiana University, and an Honorary Degree of Doctor of Engineering from Purdue University.

Benjamin C. Duster, I.V. owns and manages B. Duster & Company, LLC, a strategic and financial consulting firm, and is an Executive Managing Director for Watermark Advisors, LLC, a broker-dealer headquartered in Greenville, South Carolina specializing in providing mergers & acquisitions, private capital financing, valuation, and financial and strategic modeling solutions to middle market, privately-owned businesses.  From October 2001 through May 2005, Mr. Duster was a partner with Masson & Company, LLC, an interim and crisis management and financial restructuring firm and has extensive experience in turnaround management and restructuring.  From 1997 to 2001 he was a Managing Director for Wachovia Securities where he headed the Mergers & Acquisitions advisory business focusing on middle market companies.  Previously, Mr. Duster held various positions at Solomon Brothers from 1981 through 1997.  Mr. Duster served as Chairman of the Board for Algoma Steel, Inc. from February 2002 through June 2007, and as a director for Neenah Foundry from September 2003 through May 2006.  Mr. Duster currently serves as a director of Catalyst Paper, RCN Corporation and Ormet Corporation.  Mr. Duster holds a B.A. in Economics from Yale College, an MBA from Harvard Business School and a J.D. from Harvard Law School.

Robert J. Kelly has been at Tinicum Incorporated (“Tinicum”), the management company of Tinicum Capital Partners II, L.P. (“TCP II”), since 1991.  He is currently an observer on the Board of X-Rite, Inc., (NASDAQ: XRIT), a color management systems and solutions company, and a director of TCP II portfolio company Penn Engineering & Manufacturing Corp, a leading manufacturer of specialty fasteners.  Prior to joining Tinicum, Mr. Kelly held positions at Pacific Telesis and Bain & Company.  Mr. Kelly is a graduate of Yale College and the Stanford University Graduate School of Business.

Stephen S. Ledoux has served as Managing Director, Rothschild, Inc. since 2001.  Prior to joining Rothschild, Mr. Ledoux held the position of Portfolio Manager of Morgens Waterfall and Vintiadas, an investment advisory firm focused on equity and distressed debt investing from 1999 to 2001, as well as various positions at Lehman Brothers, The Blackstone Group and Salomon Brothers.  Mr. Ledoux holds a B.S. in Finance, Investments and Economics from Babson College.

John W. Risner has served as President of the Children’s Tumor Foundation since 2005, after joining the foundation as Treasurer in 2002.  From 1997 to 2002, he served as a Senior Vice President and Senior Portfolio Manager — High Yield Bonds at AIG/Sun America Asset Management.  Prior to that, Mr. Risner held the position of Vice President-Senior Portfolio Manager at Value Line Asset Management from 1991 to 1997.  Mr Risner serves on the Board of Directors of NII Holdings, The Wornick Company and The Children’s Tumor Foundation.  Mr. Risner previously served on the Board of Directors of Airgate PCS and UGC Europe.  Mr. Risner earned a B.S. from the University of Maryland and an MBA from Fordham University.

Board Leadership and Committee Memberships

The Board determined that William M. Lasky will continue to serve as Chairman of the Board and John W. Risner will serve as the Board’s Lead Independent Director.

The Board has not yet determined the members of the Audit Committee, the Compensation and Human Resources Committee or the Nominating and Corporate Governance Committee.

Director Compensation

Until such time as the new directors establish a new director compensation program, the Company expects to pay the new directors in accordance with its existing non-employee director compensation program, under which: (i) each non-employee director will receive an annual retainer of $45,000, (ii) each non-employee director will receive an additional cash payment of $40,000, with one quarter of such payment becoming payable on each of March 31, June 30, September 30, and the first business day of January, (iii) each non-employee director will receive a fee of $1,500 for each Board meeting attended in person and, alternatively, a fee of $750 for each Board meeting attended telephonically, and (iv) each non-employee director that is a member of a committee will receive a fee of $1,000 for each committee meeting attended in person of which he is a member and, alternatively, a fee of $500 for each committee meeting attended telephonically of which he is a member.  Additionally, non-employee director Chairpersons of Board committees will receive the following annual retainers in addition to the non-employee director fees outlined above: Audit Committee Chairperson—$15,000 annual retainer, Nominating Committee Chairperson—$7,500 annual retainer, and Compensation Committee Chairperson—$7,500 annual retainer.

Transactions with Directors

Mr. Ledoux, a newly-appointed director, is a Managing Director at Rothschild, Inc (“Rothschild”).  In connection with the Company’s reorganization, Rothschild provided financial advisory services to the Ad Hoc Committee of Noteholders.  Rothschild’s fees for this service totaled approximately $616,000 in 2009 and were paid by the Company.

Mr. Kelly, a newly-appointed director, is employed by Tinicum.   As Backstop Providers, on the Effective Date, funds advised by Tinicum (i) were issued approximately 2.95 million shares of Common Stock as payment of their backstop fees and (ii) were required to subscribe for $148,862 aggregate principal amount of Convertible Notes pursuant to their backstop commitments.  Also pursuant to the Plan and on the Effective Date, funds advised by Tinicum were issued (i) approximately $7.1 million aggregate principal amount of Convertible Notes pursuant to their rights offering subscription and (ii) Common Stock and Warrants in exchange for their Old Common Stock and Old Notes.  In addition, funds advised by Tinicum were lenders to the Company of approximately $2.95 million under the DIP Credit Agreement.  On the Effective Date, all amounts outstanding under the DIP Credit Agreement were paid.

Mr. Bevacqua, a newly-appointed director, is a Managing Director of Sankaty.  As Backstop Providers, on the Effective Date, funds advised by Sankaty (i) were issued approximately 7.7 million shares of Common Stock as payment of their backstop fees and (ii) were required to subscribe for $388,918 aggregate principal amount of Convertible Notes pursuant to their backstop commitments.  Also pursuant to the Plan and on the Effective Date, funds advised by Sankaty were issued (i) approximately $6.7 million aggregate principal amount of Convertible Notes pursuant to their rights offering subscription and (ii) Common Stock and, if applicable, Warrants in exchange for their Old Notes and, if applicable, Old Common Stock.  In addition, funds advised by Sankaty (i) were lenders to the Company of approximately $7.70 million under the DIP Credit Agreement.  On the Effective Date, all amounts outstanding under the DIP Credit Agreement were paid.  Funds advised by Sankaty are also lenders of approximately $65.0 million under the Amended and Restated Credit Agreement.  The information regarding the Amended and Restated Credit Agreement set forth in Item 1.01 of the Company’s other Current Report on Form 8-K filed on March 4, 2010 is incorporated by reference into this Item 5.02.

Item 7.01.  Regulation FD Disclosure.

On February 26, 2010, the Company issued a press release announcing the effectiveness of the Plan.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act or the Exchange Act.  By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1                           Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
Date:	March 4, 2010	/s/ Stephen A. Martin.
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release